UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2021

Texas Community Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40610	86-2760335
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

215 West Broad Street, Mineola, Texas		75773
(Address of Principal Executive Offices)		(Zip Code)

(903) 569-2602
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events.

Effective July 14, 2021, Texas Community Bancshares, Inc. (the “Company”) completed the sale of its common stock in a subscription offering in connection with the conversion of Mineola Community Mutual Holding Company from a mutual holding company to a stock holding company.  As a result of the completion of the conversion and offering, Mineola Community Bank, S.S.B. reorganized as the wholly-owned subsidiary of the Company.  For additional information, reference is made to the press release dated July 14, 2021, which is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press Release dated July 14, 2021
	104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS COMMUNITY BANCSHARES, INC.

Date: July 15, 2021	By:	/s/ James H. Herlocker, III
James H. Herlocker, III
Chairman, President and Chief Executive Officer